Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of October 30, 2025, is entered into by and between Currenc Group Inc., a Cayman Islands Corporation (the “Company”) and Wan Lung Eng (the “Executive”).

WHEREAS, the Company and Executive have previously entered into an Employment Agreement (the “Agreement”) dated April 10, 2025; and

WHEREAS, the Company and Executive have agreed to amend the terms of the Agreement under the provisions of Section 20 of such Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Effective Date. This Amendment, together with the rights and obligations set forth herein, shall become effective as of October 1, 2025, and shall constitute an integral part of the Agreement.

2.	Amendment

Section 3(a) of the agreement under Compensation and Benefits is hereby amended as follows:

During the Employment Period, Executive’s annual base salary shall be Four Hundred Thousand U.S. Dollars ($400,000.00) or such higher rate as the Board may determine from time to time (as adjusted from time to time, the “Base Salary”), which salary shall be payable by the Company in regular installments in accordance with the Company’s general U.S. payroll practices in effect from time to time for senior employees of the Company. The Base Salary shall be prorated on an annualized basis based on the number of business days elapsed in any year during the Employment Period.

Section 3(b) of the agreement under Compensation and Benefits is hereby amended as follows:

Section 3(b)(i) governing guaranteed bonus each quarter is hereby deleted.

3.	Counterparts. This Amendment may be executed in separate counterparts (including facsimile and electronic transmission counterparts), each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Currenc Group Inc.,

By:	/s/ Alexander King Ong Kong
Name:	Alexander King Ong Kong
Title:	CEO and Chairman

Wan Lung Eng

/s/ Wan Lung Eng